   As filed with the Securities and Exchange Commission on December 21, 1999
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                _______________

                       LANDRY'S SEAFOOD RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                         76-0405386
       (State or other jurisdiction of          (I.R.S. Employer
       incorporation or organization)          Identification No.)

                      1400 Post Oak Boulevard, Suite 1010
                              Houston, Texas 77056
                                 (713) 850-1010
                    (Address of principal executive offices)

                       LANDRY'S SEAFOOD RESTAURANTS, INC.
               AMENDED AND RESTATED 1995 FLEXIBLE INCENTIVE PLAN
                            (Full title of the plan)

                               Tilman J. Fertitta
                President, Chief Executive Officer and Chairman
                       Landry's Seafood Restaurants, Inc.
                      1400 Post Oak Boulevard, Suite 1010
                              Houston, Texas 77056
                                 (713) 850-1010
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                             Arthur S. Berner, Esq.
                        Winstead Sechrest & Minick P.C.
                         910 Travis Street, Suite 2400
                              Houston, Texas 77002
                                 (713) 650-2729

---------------------------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------
                                                   Proposed            Proposed
Title of                       Amount               Maximum             Maximum         Amount of
Securities                      Being           Offering Price         Aggregate       Registration
Being Registered            Registered(1)        Per Share(2)      Offering Price(2)       Fee
---------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share      1,000,000 Shares             $8.8125      $8,812,500 (1)        $2,326.50
---------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the Plan by reason of any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separate reorganization or the like of or by the Registrant.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low prices for the Common Stock of the Registrant as quoted on the New York Stock Exchange on December 16, 1999.

     The contents of Form S-8, Registration No. 333-2854, as filed on March 29, 1996, are incorporated herein by reference. This registration statement on Form S-8 (the "Registration Statement") is being filed for the purpose of increasing the number of shares of Common Stock for which options may be granted under the Amended and Restated 1995 Flexible Incentive Plan (the "Plan") from 1,000,000 to 2,000,000 and to refile Exhibit 4, the Plan.

                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents (as filed with the Securities and Exchange Commission (the "Commission") by the Registrant) are incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1999.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998.

     (c) The description of the Common Stock contained in the Registrant's Prospectus filed with the Commission on March 8, 1994 as part of the Registrant's registration statement on Form S-1 (Registration No. 33-75440).

     (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

EXHIBIT NUMBER                                       DESCRIPTION
--------------                                       -----------
             4   Landry's Seafood Restaurants, Inc. 1995 Amended and Restated Flexible
                 Incentive Plan - filed herewith.
             5   Opinion of Winstead Sechrest & Minick P.C. as to the legality of the securities being registered - filed herewith.
          23.1   Consent of Arthur Andersen LLP, independent public accountants - filed herewith.
          23.2   Consent of Winstead Sechrest & Minick P.C. (included in the opinion filed as
                 Exhibit 5 to this Registration Statement).
            24   Powers of Attorney - included on pages 3-4 hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 20, 1999.


                                        LANDRY'S SEAFOOD RESTAURANTS, INC.


                                        /s/ Tilman J. Fertitta
                                        --------------------------------------
                                        By: Tilman J. Fertitta,
                                            Chairman of the Board, President and
                                            Chief Executive Officer


                               POWER OF ATTORNEY

     Each of the undersigned constitutes and appoints Tilman J. Fertitta, Steven
L. Scheinthal and Paul S. West, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign and file with the Commission and/or any state securities department or any other federal or state agency or governmental authority, any and all amendments and exhibits to this Registration Statement and any other documents in connection therewith, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, whether substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 20th day of December, 1999.

           NAME                                TITLE                          DATE
           ----                                -----                          ----

/s/ Tilman J. Fertitta        Chairman of the Board, President and
---------------------------   Chief Executive Officer (Principal
Tilman J. Fertitta            Executive Officer)                        December 20, 1999


/s/ Paul S. West              Vice President-Finance and Chief
---------------------------   Financial Officer (Principal Financial
Paul S. West                  and Accounting Officer) and Director      December 20, 1999


/s/ Steven L. Scheinthal      Vice President-Administration,
---------------------------   Secretary, General Counsel, and
Steven L. Scheinthal          Director                                  December 20, 1999


/s/ James E. Masucci          Director
---------------------------                                             December 20, 1999
James E. Masucci

/s/ Joe Max Taylor            Director
---------------------------                                             December 20, 1999
Joe Max Taylor

                               INDEX TO EXHIBITS


EXHIBIT                                                         SEQUENTIALLY
NUMBER                       DESCRIPTION                       NUMBERED PAGE
-------                      -----------                       --------------
      4   Landry's Seafood Restaurants, Inc. 1995                  _____
          Amended and Restated Flexible Incentive Plan
          - filed herewith
      5   Opinion of Winstead Sechrest & Minick P.C.               _____
          as to the legality of the securities being
          registered - filed herewith
   23.1   Consent of Arthur Andersen LLP, independent              _____
          public accountants - filed herewith
   23.2   Consent of Winstead Sechrest & Minick P.C.
          (included in the opinion filed as Exhibit 5 to
          this Registration Statement)
     24   Powers of Attorney - included on pages 3-4
          hereof.